EXHIBIT 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Biosource America, Inc.

Houston, Texas

We have audited the accompanying balance sheet of Biosource America, Inc. as of January 31, 2006, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from inception (December 1, 2005) until January 31, 2006. These financial statements are the responsibility of the management of Biosource America, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Biosource America, Inc. as of January 31, 2006, and the results of its operations and cash flows for the period from inception (December 1, 2005) until January 31, 2006 in conformity with accounting principles generally accepted in the United States.

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

February 28, 2006

BIOSOURCE AMERICA, INC.

(A Development Stage Entity)

Balance Sheet

January 31, 2006

ASSETS
Current assets
Cash	$296,020
Escrow deposit	50,000

Total current assets	346,020

Total Assets	$346,020

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	11,498
Accrued expenses to related parties	20,124

Total current liabilities	31,622

Stockholders’ Equity
Common Stock – no par value, 100,000,000 shares authorized, 60,000,000 issued and outstanding	350,000
Deficit accumulated during development stage	(35,602)

Total stockholders’ equity	314,398

Total Liabilities and Stockholders’ Equity	$346,020

See Summary of Significant Accounting Policies and Notes to the Financial Statements

BIOSOURCE AMERICA, INC.

Statement of Operations

For the Period from Inception (December 1, 2005) through January, 31, 2006

Expenses
Selling, general and administrative	$35,602

Net loss	$(35,602)

Net loss per share	$(0.02)

Weighted average shares outstanding	1,956,618

See Summary of Significant Accounting Policies and Notes to the Financial Statements

BIOSOURCE AMERICA, INC.

Statement of Cash Flows

For the Period from Inception (December 1, 2005) through January, 31, 2006

Operating activities
Net loss	$(35,602)
Adjustments to reconcile net loss to net
cash used in operating activities
Changes in
Accrued expenses	31,622

Net cash used in operating activities	(3,980)

Financing activities
Proceeds from the issuance of common stock	300,000

Net increase in cash and cash equivalents	296,020

Cash & cash equivalents
Beginning of period

End of period	$296,020

Supplemental Disclosers of cash flow information:
Interest paid	$
Income taxes paid	$

Non-cash transactions
Investing activities – assignment of security deposit from Biosource Fuels, LLC	$(50,000)
Financing activities – common stock issued for assignment of escrow agreement	$50,000

See Summary of Significant Accounting Policies and Notes to the Financial Statements

BIOSOURCE AMERICA, INC.

Statements of Changes in Stockholders’ Deficit

For the Period from Inception (December 1, 2005) through January, 31, 2006

Description	Common Shares	Paid-In Capital	Deficit Accumulated During Development Stage	Total

Issuance of common stock	60,000,000	$350,000	—	$350,000

Net loss			$(35,602)	(35,602)

Balance January 31, 2006	60,000,000	$350,000	$(35,602)	$314,398

See Summary of Significant Accounting Policies and Notes to the Financial Statements

BIOSOURCE AMERICA, INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Biosource America, Inc. was incorporated in Texas on December 1, 2005. Since inception, Biosource America has primarily been involved in acquiring the assets of a biodiesel engineering and design services company. Biosource America finalized the asset purchase on February 7, 2006 (see note 3 – subsequent events.)

Basis of presentation

This summary of significant accounting policies of the Biosource America is presented to assist in understanding its financial statements. The financial statements and notes are representations of the Biosource America’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Use of Estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Biosource America considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At January 31, 2006, Biosource America did not hold any cash equivalents.

Income Taxes

Biosource America, Inc. recognizes deferred tax assets and liabilities based on  differences  between  the  financial  reporting  and tax bases of assets and liabilities  using the  enacted  tax rates and laws that are  expected  to be in effect when the differences are expected to be recovered. Biosource America, Inc. provides a valuation  allowance  for  deferred  tax assets for which it does not consider realization of such assets to be more likely than not.

NOTE 2 – INCOME TAXES

The net operation loss carry-forward is approximately $35,602 at January 31, 2006 and will expire in the year 2026.

At January 31, 2006 deferred tax assets consisted of the following:

2006
Deferred tax assets	$12,105
Less: valuation allowance	12,105

Net deferred tax asset	$—

NOTE 3 – SUBSEQUENT EVENTS

On February 7, 2006, Biosource America entered into an asset purchase agreement with Biosource Fuels, LLC for a sum of $6,000,000. The assets include intellectual property and a small scale biodiesel production plant. A good faith deposit was placed in escrow on or about September 29, 2005 and will be applied to the total purchase price. $1,000,000 was delivered by

Biosource America at closing. $1,250,000 is scheduled to be paid 45 days after closing, and a second payment in the amount of $700,000 is to be made on May 3, 2006. Two subsequent payments are scheduled to be made in the amount of $1,500,000 each on October 1, 2006 and December 1, 2006.

As a result of the asset purchase Biosource America acquired a contract currently in effect with a third party to design, build, deliver, startup and commission a biodiesel production facility to be located near Camanche, Iowa. The total value of the contract is $5,755,633 and is expected to be completed by summer 2006.

The asset purchase will result in Biosource America assuming two leases, a lease for office space dated August 1, 2005 which expires on December 1, 2007. Monthly payments amount to $2,200.

A second lease for warehouse space expires on May 1, 2006. The monthly rental is $1,500 under this lease. Biosource America retained security deposits under the leases amounting to $2,000.

Future minimum lease payments under non-cancelable operating leases are as follows:

Year Ending January,	Amount
2006	$30,900
2007	22,000

Total	$52,900

On March 30, 2004, Biosource America entered into a Share Exchange Agreement with Nova Oil Inc. (Nova Oil), a Nevada corporation, whereby each Biosource America stockholder would exchange three shares of common stock of Biosource America for two shares of common stock of Nova Oil. The share exchange closed on March 31, 2006 and, as a result, Nova Oil issued 40,000,000 shares of its common stock and Biosource America became a subsidiary of Nova Oil.

Nova Oil was a non-operating “shell” as defined under the rules and regulations of the Securities Exchange Act of 1934, as amended. This share exchange has been accounted for as a reverse merger of an operating corporation, Biosource America, with a non-operating shell, Nova Oil.

NOTE 4 – ESCROW DEPOSIT

The escrow deposit as of January 31, 2006 in the amount of $50,000 represents a non-refundable deposit to an escrow agent to be used towards the acquisition of Biosource Fuels, LLC. As of January 31, 2006 the asset purchase agreement had yet to be finalized.

NOTE 5 – ACCRUED EXPENSES TO RELATED PARTY

Accrued expenses to related parties consisted of the following at January 31, 2006:

Amount

Related Consultants	$15,000

Employee Expense Reports	5,124

Total	$20,124

The amounts accrued are for expenditures in the normal course of business.

NOTE 6 – ISSUANCES OF COMMON STOCK

On January 29, 2006 investors contributed $300,000 in exchange for 1,500,000 shares of Biosource America’s common stock. Contributed capital in the amount of $50,000 was received through the assignment of the escrow deposit of Biosource Fuels, LLC in connection with a memorandum of understanding among the parties dated February 1, 2006. This amount is reflected as a non-cash financing activity in the statement of cash flows.